2.4

                    Certificate of Amendment of Articles of
                       Incorporation dated March 6, 1996

                                     [LOGO]
                               SECRETARY OF STATE




                              CORPORATION DIVISION

        I, BILL JONES, Secretary of State of California, hereby certify:

        That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.


                                                IN WITNESS WHEREOF, I execute
                                                   this certificate and affix
                                                   the Great Seal of the State
                                                   of California this

                                                          MAR 13 1996
                                                   ---------------------------
                                                   /s/ Bill Jones

                                                   Secretary of State

                            CERTIFICATE OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION

                                       OF

                              GREG PLUNKETT, INC.

        I, Thomas E. Kees, the Chairman of the Board, CEO, President and Treasurer of Greg Plunkett, Inc., a corporation duly organized and existing under the laws of State of California, do hereby certify:

        1. That I am the Chairman of the Board, CEO, President and Treasurer of Greg Plunkett, Inc., a California corporation.

        2. That an amendment to the articles of incorporation of this corporation has been approved by the board of directors.

        3. The amendment so approved by the board of directors is as follows:
Article I of the articles of incorporation of this corporation is amended to read as follows:

        "The name of this corporation is Legacy Brands, Inc."

        4. That the shareholders have approved said amendment by a vote at a meeting. That the wording of said amendment as approved by the vote of the shareholders is the same as that set above.

        That the amendment was approved by the affirmative vote of the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with section 902 of the California

Corporations Code.


        5. That the corporation has only one class of shares and the number of outstanding shares is 17,878,455.

        6. That the number of shares which voted in favor of said amendment equaled or exceeded the minimum percentage vote required.

        7. That the percentage vote required for the approval of the amendment was more than 50%.

        The undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of his own knowledge.


        Executed at Sacramento, California, on 3-1-96
                                               ------



                                              /s/ Thomas E. Kees
                                              ---------------------------------
                                              Thomas E. Kees, Chairman of
                                              the Board, CEO, President and
                                              Treasurer